SSGA ACTIVE TRUST

SPDR SERIES TRUST

SPDR INDEX SHARES FUNDS

POWER OF ATTORNEY

The undersigned Trustee of SSGA Active Trust, SPDR® Series Trust, and SPDR® Index Shares Funds (the “Trusts”) hereby constitutes and appoints Bruce S. Rosenberg, Chad C. Hallett, Arthur A. Jensen, Darlene Anderson-Vasquez, David Lancaster, Edmund Gerard Maiorana, Jr., David Urman, Esq., and David Barr, Esq., and each of them singly and with full powers of substitution and resubstitution, as her true and lawful attorney-in-fact and agent, to execute in her name and on her behalf, and in any and all capacities indicated below, the Registration Statements on Form N-lA, and any and all amendments thereto (including post-effective amendments), and all other documents, filed by each Trust or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended (collectively, the “Acts”), and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable each Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky and/or corporate/trust laws of any state or other jurisdiction, the Commodities Future Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure each Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted by the undersigned with respect to each Trust concerning the filings and actions described herein. This Power of Attorney shall become invalid with respect to the undersigned Trustee upon such Trustee’s retirement, resignation or removal as a Trustee of such Trust.

If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned has hereunto set her hands as of the 8th day of November, 2024.

SIGNATURE	TITLE

/s/ Jeanne LaPorta	Trustee
Jeanne LaPorta

Information Classification: Limited Access